As filed with the Securities and Exchange Commission on December 16, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANT ENERGY CORPORATION	INTERSTATE POWER AND LIGHT COMPANY	WISCONSIN POWER AND LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin	Iowa	Wisconsin

(State or other jurisdiction of incorporation or organization)

39-1380265	42-0331370	39-0714890

(I.R.S. Employer Identification Number)

4902 N. Biltmore Lane Madison, Wisconsin 53718 (608) 458-3311	Alliant Energy Tower Cedar Rapids, Iowa 52401 (319) 786-4411	4902 N. Biltmore Lane Madison, Wisconsin 53718 (608) 458-3311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. J. Buri

Corporate Secretary

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

(608) 458-3311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

William V. Fogg, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Alliant Energy Corporation

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Interstate Power and Light Company

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Wisconsin Power and Light Company

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value, with attached Common Share Purchase Rights (1)(2), Debt Securities (2), Warrants (2), Stock Purchase Contracts (2), and Stock Purchase Units (2)(3), of Alliant Energy Corporation	(4)	(4)	(4)
Preferred Stock, $.01 par value, and Debt Securities of Interstate Power and Light Company		$800,000,000	$22,920(5)
Preferred Stock, without par value, and Debt Securities of Wisconsin Power and Light Company		$800,000,000	$57,300(6)

(1)	Each share of Common Stock of Alliant Energy Corporation has attached thereto one Common Share Purchase Right. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock of Alliant Energy Corporation. No separate consideration will be payable for the Common Share Purchase Rights.
(2)	Including securities as may from time to time be issued upon conversion, exchange or exercise of other securities registered hereunder, or that are issued in units. If any debt securities are issued at an original issue discount, then the amount registered shall include the principal amount of such securities measured by the initial offering price thereof. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(3)	Each stock purchase unit of Alliant Energy Corporation consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock of Alliant Energy Corporation and (b) common stock, debt securities, other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.
(4)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class of Alliant Energy Corporation is being registered as may from time to time be offered at indeterminate prices. In reliance on Rules 456(b) and 457(r), Alliant Energy Corporation is deferring payment of all of the registration fee with respect to these securities. In addition, securities of Alliant Energy Corporation registered hereunder may be sold either separately or as units comprised of more than one type of security of Alliant Energy Corporation registered hereunder.
(5)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities covered by the prospectus filed by Interstate Power and Light Company as part of this registration statement include $600,000,000 in aggregate initial offering price of Interstate Power and Light Company’s preferred stock and debt securities that were previously registered pursuant to Registration Statement No. 333-170631 initially filed with the Securities and Exchange Commission on November 16, 2010 and have not yet been issued and sold, and Interstate Power and Light Company is carrying forward filing fees of $42,780 that were previously paid in connection with those securities.
(6)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Wisconsin Power and Light Company registered securities for an aggregate initial offering price of $450,000,000 under a registration statement on Form S-3 initially filed with the Securities and Exchange Commission on June 24, 2008 (Registration No. 333-151911) (the “Original Registration Statement”). On May 26, 2009, Wisconsin Power and Light Company filed a registration statement on Form S-3 (Registration No. 333-159477) (the “Predecessor Registration Statement”) with the Securities and Exchange Commission registering securities for an aggregate initial offering

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price of $700,000,000. A filing fee of $7,860 that was previously paid in connection with unsold securities registered under the Original Registration Statement was used to offset the total filing fee of $39,060 due in connection with the filing of the Predecessor Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities covered by the prospectus filed by Wisconsin Power and Light Company as part of this registration statement include $300,000,000 in aggregate initial offering price of Wisconsin Power and Light Company’s preferred stock and debt securities that were previously registered pursuant to the Predecessor Registration Statement and have not yet been issued and sold, and Wisconsin Power and Light Company is carrying forward filing fees of $16,740 that were previously paid in connection with those securities.

EXPLANATORY NOTE

This registration statement contains three separate prospectuses:

1. The first prospectus relates to the offering by Alliant Energy Corporation of its common stock, par value $.01, with attached common share purchase rights, and its debt securities, warrants, stock purchase contracts and stock purchase units.

2. The second prospectus relates to the offering by Interstate Power and Light Company of its preferred stock, par value $.01, and its debt securities. All of the common stock of Interstate Power and Light Company is owned by Alliant Energy Corporation.

3. The third prospectus relates to the offering by Wisconsin Power and Light Company of its preferred stock, without par value, and its debt securities. All of the common stock of Wisconsin Power and Light Company is owned by Alliant Energy Corporation.

This combined registration statement is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company. The registration statement of each of the respective registrants consists of the registrant’s prospectus (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Each registrant makes no representation as to, nor takes any responsibility for, the information relating to the other registrants set forth herein or incorporated herein by reference.

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PROSPECTUS

Alliant Energy Corporation

Common Stock

Debt Securities

Warrants

Stock Purchase Contracts

and

Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	debt securities, which may be convertible into our common stock;

•	warrants to purchase common stock; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

In addition, selling shareowners to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareowners.

Our common stock is listed on the New York Stock Exchange under the symbol “LNT.”

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 16, 2011.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Alliant Energy Corporation, unless the context otherwise requires. References to “common stock” refer to our common stock, $.01 par value per share, and the attached common share purchase rights.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareowners may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we, or, under certain circumstances, our shareowners, offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ALLIANT ENERGY CORPORATION

Alliant Energy Corporation is an energy-services provider that operates as a regulated investor-owned public utility holding company. Our primary focus is to provide regulated electricity and natural gas service to customers in the Midwest through our two public utility subsidiaries, Interstate Power and Light Company, or IPL, and Wisconsin Power and Light Company, or WPL. We also have non-regulated operations. Our utility business is engaged principally in:

•	the generation and distribution of electricity in selective markets in Iowa, southern and central Wisconsin and southern Minnesota;

•	the distribution and transportation of natural gas in selective markets in Iowa, southern and central Wisconsin and southern Minnesota; and

•	the provision of various other energy-related products and services.

We are a “holding company” under the Public Utility Holding Company Act of 2005 and are subject to regulation by the Federal Energy Regulatory Commission, or the FERC, under that Act.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods presented:

Year Ended December 31,					Nine Months Ended September 30,
2006	2007	2008	2009	2010	2011
3.32x	4.47x	3.07x	1.38x	2.83x	2.64x

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes material terms and provisions that apply to the common stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our articles of incorporation, our bylaws and our rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation provide that we have authority to issue 240,000,000 shares of common stock, $.01 par value per share. We do not have the authority under our articles of incorporation to issue shares of preferred stock.

Common Stock

Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including the ability of our subsidiaries to pay dividends. Our utility subsidiaries each have restrictions on the payment of dividends on their common stock based on the terms of their outstanding preferred stock and the regulatory restrictions applicable to them.

Only holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareowners, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See “—Statutory and Bylaw Provisions.” Shareowners have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Our board of directors is divided into three classes, with staggered terms of three years each.

All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

Common Share Purchase Rights

We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached a right to purchase one-half of one share of our common stock. A right will also attach to each share of common stock that we subsequently issue prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one half of one share of our common stock at a purchase price of $110 per full share, or $55 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 per right until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on December 11, 2018, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

The rights have certain anti-takeover effects, in that they could have the effect of delaying, deferring or preventing a change of control of our company by causing substantial dilution to a person or group that attempts to acquire a significant interest in our company on terms not approved by our board of directors.

Statutory and Bylaw Provisions

Provisions of Wisconsin law and our bylaws might also discourage some types of transactions that involve an actual or threatened change of control of our company.

Section 196.795(3) of the Wisconsin Statutes provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a public utility holding company such as us without the approval of the Public Service Commission of Wisconsin, or the PSCW.

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations, such as us, held by any person or persons acting as a group in excess of 20% of the corporation’s voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareowners. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, such as us, and a significant shareowner, unless the board of directors of the corporation approves either the business combination or the purchase of shares that causes the shareowner to become a significant shareowner before such purchase occurs.

Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

In addition, our bylaws establish a procedure that shareowners seeking to call a special meeting of shareowners must satisfy. This procedure involves notice to us, the receipt by us of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by our board of directors. In addition, shareowners demanding such a special meeting must deliver to us a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the proxy materials for our solicitation of proxies for use at such meeting, in the event such shareowners are unsuccessful in their proxy solicitation.

Our bylaws also provide our board of directors with discretion in postponing shareowner meetings, including, within certain limits, special meetings of shareowners. Additionally, our chairman or board of directors (acting by resolution) may adjourn a shareowner meeting at any time prior to the transaction of business at such meeting, within certain limits. Our bylaws also contain strict time deadlines and procedures applicable to shareowners seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities, or notes, sets forth certain material terms and provisions of the notes to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and Wells Fargo Bank, National Association, as trustee, dated September 30, 2009, as it may be supplemented and amended from time to time. The indenture is an exhibit to the registration statement of which this prospectus is a part. The terms of the notes will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the 1939 Act.

The particular terms of the notes offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered notes will be described in the prospectus supplement relating to the offered notes. Accordingly, for a description of the terms of a particular issue of notes, reference must be made to both the prospectus supplement relating thereto and to the following description.

The notes will be issued as unsecured debt securities under the indenture and will rank equally with all of our other unsecured and unsubordinated debt. The notes will be effectively subordinated to all of our secured debt. The indenture does not limit the aggregate principal amount of notes that may be issued under the indenture and provides that notes may be issued from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates pursuant to a supplemental indenture or a board resolution. The indenture gives us the ability to reopen a previous issue of notes and issue additional notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of notes will specify, among other things:

•	the title of such notes;

•	any limit on the aggregate principal amount of such notes which may be authenticated and delivered under the indenture;

•

the person to whom interest on a note of the series shall be payable if other than the person in whose name that note is registered at the close of business on the regular record date for such interest;

•

the date or dates on which the principal of such notes is payable or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and our right, if any, to extend the interest payment periods and the duration of any such extension;

•	the place or places where the principal of, premium, if any, and interest, if any, on such notes shall be payable;

•

the methods by which registration of transfer of such notes and exchanges of such notes may be effected, and by which notices and demands to or upon us in respect of such notes and the indenture may be made, given, furnished, filed or served;

•	the note registrar and paying agent or agents for such notes and, if such is the case, a statement that the principal of such notes will be payable without presentment or surrender of the notes;

•

if the time for giving redemption notices for such notes is different from that provided in the indenture, such different time, and the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such notes may be redeemed, in whole or in part, at our option, as well as any restrictions on such redemptions;

•

our obligation(s), if any, to redeem, purchase or repay such notes pursuant to any sinking fund or analogous provision or at the option of a holder and the terms and conditions upon which such notes will be so redeemed, purchased or repaid, as well as any applicable exceptions to the indenture provisions relating to notices of redemption in the case of mandatory redemption or redemption or repayment at the option of a holder;

•	the denominations in which such notes shall be issuable;

•

the currency or currencies, including composite currencies, in which the principal, premium, if any, and interest, if any, on such notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the principal, premium, if any, or interest, if any, on such notes are to be payable, at our election or at the election of a holder, in a coin or currency other than that in which such notes are stated to be payable: (i) the coin or currency in which any such payment will be payable and (ii) the period(s) within which, and the terms upon which, such election may be made;

•

if the principal, premium, if any, or interest, if any, on such notes are to be payable, or are to be payable at our election or at the election of a holder, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period(s) within which, and terms upon which, such election may be made;

•	if the amount payable in respect of principal of or any premium or interest on any notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•

any deletions from, modifications of or additions to the events of default or covenants as provided in the indenture pertaining to such notes, and any change in the rights of the trustee or holders pursuant to a supplemental indenture;

•	any additions to the definitions set forth in the indenture with respect to such notes;

•

whether such notes shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged for certificated notes of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than as provided in the indenture; the depositary for such global security or securities if other than The Depository Trust Company; and the form of any legend(s) to be borne by any such global security or securities in addition to or in lieu of the legend provided in the indenture;

•

any limitations on the rights of the holders of such notes to transfer or exchange such notes or to obtain registration of transfer of such notes; and if a service charge will be made for the registration of transfer or exchange of such notes, the amount or terms of the service charge;

•	any restriction or condition on the transferability of such notes;

•	if other than the entire principal amount, the portion of the principal amount of such notes payable upon declaration of acceleration of maturity;

•	the terms, if any, pursuant to which such notes may be converted into or exchanged for our or another person’s shares of capital stock or other securities;

•

if such notes are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments, if any, which may be deposited in connection with a satisfaction and discharge, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of such notes after satisfaction and discharge as provided in the indenture;

•	any exception to the indenture provisions relating to legal holidays or variation in the definition of “business day” with respect to such notes;

•	any non-applicability of the limitation on liens contained in the indenture to the notes of such series or any exceptions or modifications to the limitation on liens with respect to such notes; and

•	any other terms of such notes.

The indenture does not contain provisions that afford holders of notes protection in the event of a highly leveraged transaction involving us.

Some of the notes may be issued as original issue discount notes. Such notes are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Registration and Transfer

We will not be required to (i) issue, register the transfer of or exchange notes of any series during a period of 15 days immediately preceding the date notice is given identifying the notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any notes will be made only against surrender to the paying agent of such notes. Principal of and interest on notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time. Payment of interest on notes on any interest payment date will be made to the person in whose name the notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as paying agent with respect to the notes. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

All moneys paid by us to a paying agent for the payment of the principal of (and premium, if any) or interest on the notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to us, upon request and subject to applicable abandoned property laws, and the holder of such notes will from that time forward look only to us for payment of such principal, premium and interest.

Limitation on Liens

Unless otherwise specified in a prospectus supplement for notes of a particular series, the following covenant will apply to the notes of that series.

So long as any notes remain outstanding, we will not secure any indebtedness with a lien on any shares of the capital stock of any of our significant subsidiaries, which shares of capital stock we directly or indirectly own from the date of the indenture or thereafter, unless we equally and ratably secure all notes. However, this restriction does not apply to or prevent:

(1)	(i) liens upon capital stock later acquired, directly or indirectly, by us to secure (A) the purchase price of such capital stock or (B) indebtedness incurred solely for the purpose of financing the acquisition of any such capital stock, (ii) liens existing on any such capital stock at the time of acquisition, and (iii) extensions, renewals or replacements of any of the foregoing, provided that in connection with clause (iii), the principal amount of indebtedness so secured shall be for the same or a lesser principal amount of the indebtedness secured by the lien and no such lien shall extend to or cover any capital stock other than the capital stock being acquired or to more than the same proportion of all shares of capital stock as was covered by the lien that was extended, renewed or replaced; or

(2)	attachment, judgment or other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and (i) the claims secured by the lien are being actively contested in good faith by appropriate proceedings or (ii) payment of the claims is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies.

Liens on any shares of the capital stock of any of our significant subsidiaries to secure any indebtedness, other than liens described in (1) and (2) above, are referred to in this prospectus as “restricted liens.” The foregoing limitations do not apply to the extent that we create any restricted liens to secure indebtedness that, together with all of our other indebtedness secured by restricted liens, does not at the time exceed 10% of our consolidated net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For this purpose, “indebtedness” applied to any person means (i) any liability of such person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit (other than trade letters of credit) issued to support indebtedness or obligations of such person or others of the kinds referred to in this definition, or (B) evidenced by a bond, note, debenture or similar instrument, or (C) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

For this purpose, “consolidated net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with generally accepted accounting principles, or GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

For this purpose, “significant subsidiary” means any direct, majority owned subsidiary of us that is a “significant subsidiary” as defined in Regulation S-X promulgated by the SEC.

Regulations prohibit or restrict the encumbrance or pledge of public utility assets for the benefit of an associated company. Any pledge of WPL’s common stock to secure the notes could require approval of the FERC or the PSCW. Any pledge of IPL’s common stock to secure the notes could require approval of the FERC or the Minnesota Public Utilities Commission, or the MPUC. Even with a valid pledge of IPL’s or WPL’s common stock, foreclosure under the indenture may be subject to applicable regulatory requirements, including approval by each of the FERC, the PSCW or the MPUC, if foreclosure or the sale of the pledged IPL or WPL common stock may constitute a transfer of control of IPL or WPL. Applicable law gives each of the FERC, the PSCW and the MPUC broad discretion to define “control” for these purposes, and any such determination would depend upon the facts and circumstances existing at the time. Accordingly, the ability to foreclose on and dispose of IPL or WPL common stock may be restricted or delayed by applicable regulatory requirements.

Consolidation, Merger and Sale

We may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety, is a corporation organized and existing under the laws of the United States, any State in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the trustee, the payment of the principal of (and premium, if any) and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transactions, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the indenture.

Modification

The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series that is affected, to modify the indenture or the rights of the holders of the notes of such series; provided that no such modification may, without the consent of the holder of each outstanding note that is affected:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount of any note or the rate of interest on any note or any premium payable upon the redemption of any note, or change the method of calculating the rate of interest of any note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture; or

•

modify any of the provisions of the indenture relating to supplemental indentures requiring the consent of holders, waiver of past defaults, or waiver of certain covenants, except to increase any percentage vote required for such an amendment or supplemental indenture or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each affected holder of an outstanding note.

In addition, we and the trustee may execute, without the consent of any holders of notes, any supplemental indenture for certain other customary purposes, including the creation of any new series of notes.

Events of Default

The indenture provides that any one or more of the following described events with respect to the notes of any series, which has occurred and is continuing, constitutes an “event of default” with respect to the notes of such series:

•	failure for 30 days to pay interest on the notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the notes of such series when due at maturity or upon earlier redemption; or

•	failure for 30 business days to deposit any sinking fund payment when due by the terms of a note of such series; or

•

failure to observe or perform any other covenant or warranty of ours in the indenture (other than a covenant or warranty which has expressly been included in the indenture solely for the benefit of one or more series of notes other than such series) for 90 days after written notice to us from the trustee or the holders of at least 33% in principal amount of the outstanding notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other event of default specified by us pursuant to the indenture with respect to notes of that series.

The holders of not less than a majority in aggregate outstanding principal amount of the notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes of such series. If an event of default occurs and is continuing with respect to the notes of any series, then the trustee or the holders of not less than 33% in aggregate outstanding principal amount of the notes of such series may declare the principal amount of the notes due and payable immediately by notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the indenture, the holders of not less than a majority in aggregate outstanding principal amount of the notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration and all sums paid or advanced by the trustee, including reasonable compensation and expenses of the trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the notes of any series, on behalf of the holders of all the notes of such series, may waive any past default with respect to such series, except (i) a default in the payment of principal (or premium, if any) or interest or (ii) a default in respect of a covenant or provision which as provided under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of such series affected.

Satisfaction and Discharge

We will be discharged from our obligations on the notes of any series, or any portion of the principal amount of the notes of any series, if we irrevocably deposit with the trustee or any paying agent (other than us) sufficient cash or eligible obligations (or a combination of both) to pay the principal, or portion of principal, premium, if any, and interest, if any, due and to become due, and deliver to the trustee or such paying agent:

•

if such deposit shall have been made prior to the maturity of the notes of such series, a company order stating that the money and eligible obligations shall be held in trust and deposited in accordance with the indenture; and

•

if eligible obligations have been deposited, an opinion of counsel that the obligations so deposited constitute eligible obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof and an opinion of an independent public accountant to the effect that the eligible obligations will be sufficient in accordance with the indenture; and

•

if such deposit shall have been made prior to the maturity of the notes of the series, (i) an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those notes, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture, and (ii) if such deposit shall have been made prior to the maturity of the notes of the series, an opinion of counsel to the effect that, as a result of a change in law or a ruling of the U.S. Internal Revenue Service issued after the date of issuance of such notes, the holders of the notes of the series, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” for U.S. dollar-denominated notes, means securities that are direct obligations of, or obligations the full and timely payment of which are unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depository receipts issued by a bank as custodian with respect to these obligations or any specific interest, principal or other payments due in respect thereof held by the custodian in accordance with the indenture for the account of the holder of a depository receipt.

In the event that all of the conditions set forth above have been satisfied for any series of notes, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion of counsel described in the second and third bulleted items above, the holders of those notes will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in “– Limitation on Liens.” Our indebtedness under those notes, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those notes may continue to look to us for payment of the indebtedness represented by those notes.

The indenture will be deemed satisfied and discharged when no notes remain outstanding and we have paid all other sums payable by us under the indenture and delivered an officer’s certificate and opinion of counsel to the trustee stating that the conditions to satisfaction and discharge contained in the indenture have been met. All moneys we pay to the trustee or any paying agent on notes (or hold in trust for payment thereof) which remain unclaimed at the end of two years after payments have become due will be paid to us (or, discharged if so held in trust) upon request, subject to certain notice provisions and applicable abandoned property laws. Thereafter, the holder of those notes may look only to us for payment and not the trustee or any paying agent.

Information Concerning the Trustee

The trustee, prior to an event of default with respect to notes of any series, undertakes to perform, with respect to notes of such series, only such duties as are specifically set forth in the indenture and, in case an event of default with respect to notes of any series has occurred and is continuing, shall exercise, with respect to notes of such series, such of the rights and powers vested in it by the indenture, and use the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of notes of any series, unless offered reasonable security and indemnity by such holder against the costs, expenses and liabilities which might be incurred by the trustee. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The trustee may decline to follow any such direction from a holder if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the notes of such series not joining in such direction.

Pursuant to the 1939 Act, if a default occurs with respect to notes of any series, the trustee may be required to resign as trustee under the indenture if it has a conflicting interest (as defined in the 1939 Act), unless the default is cured, duly waived or otherwise eliminated within 90 days.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the trustee. The trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which our securities and certain of our subsidiaries are outstanding.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Global Securities

We will issue the notes in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

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access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

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upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

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ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global securities who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in the global securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global security for all purposes under the applicable indenture and under the notes. Except as described below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive the notes in the form of a physical certificate and will not be considered the owners or holders of the notes under the applicable indenture or under the notes, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the notes or relating to payments made by DTC on account of the notes, or any responsibility to maintain, supervise or review any of DTC’s records relating to the notes.

We will make payments (including principal, premium, if any, and interest) on the notes represented by the global securities to DTC or its nominee, as the registered owner of the notes, by wire transfer of immediately available funds to the accounts specified by the registered owner of the notes. We expect that when DTC or its nominee receives any payment on the notes represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated securities, and to distribute such securities to its participants.

Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of notes represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	an event of default with respect to the notes has occurred and is continuing; or

•	we decide not to have the notes represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the notes to be issued.

We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the applicable warrant agreement.

We may issue warrants for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities, common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per security and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or other securities, we will include in the prospectus supplement relating to the offering information about the issuer of the debt obligations. Specifically, if the issuer has a class of securities registered under the Exchange Act and is either eligible to register its securities on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt obligations.

SELLING SHAREOWNERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareowners to be named in a prospectus supplement. We may register these shares to permit selling shareowners to resell their shares when they deem appropriate. A selling shareowner may resell all, a portion or none of such shareowner’s shares at any time and from time to time. Selling shareowners may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareowners may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareowner under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareowners, other than underwriting fees, discounts or commissions which will be borne by the selling shareowners. We will provide you with a prospectus supplement naming the selling shareowners, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareowner.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareowner may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; (5) directly by us or any selling shareowners to purchasers, including through a specific bidding, auction or other process; or (6) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareowners, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareowners may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareowners may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareowner or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareowner will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareowner may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareowner, and the sale thereof may be made by us or any selling shareowner, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareowner to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareowners, other than underwriting fees, discounts or commissions, which will be borne by the selling shareowners. We or any selling shareowner may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareowner may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareowner or borrowed from us, any selling shareowner or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareowner in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Additionally, certain selling shareowners may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareowner. Certain selling shareowners also may sell shares short and redeliver shares to close out such short positions. Certain selling shareowners may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Certain selling shareowners also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareowner’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareowner. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareowner may arrange for other broker-dealers to participate in the resales.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareowner in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-9894). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	our Current Reports on Form 8-K dated February 8, 2011, May 10, 2011, July 26, 2011, August 12, 2011 and December 1, 2011, and on Form 8-K/A dated October 6, 2011;

•	the description of our common stock contained in our Registration Statement on Form 8-B, dated April 1, 1988, and any amendment or report updating that description; and

•

the description of our common share purchase rights contained in our Registration Statement on Form 8-A, dated January 20, 1999, as amended by Amendment No. 1 on Form 8-A/A, dated December 11, 2008, and any other amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: F. J. Buri

Corporate Secretary

(608) 458-3311

You can also find these filings on our website at www.alliantenergy.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, and, with respect to certain matters of Wisconsin law, Jake C. Blavat, Senior Attorney of Alliant Energy Corporation. Mr. Blavat owns shares of common stock of Alliant Energy Corporation and participates in various employee benefit plans offered to employees of Alliant Energy Corporation. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Alliant Energy Corporation’s Annual Report on Form 10-K, and the effectiveness of Alliant Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Interstate Power and Light Company

$800,000,000

Preferred Stock

Debt Securities

We may offer and sell from time to time, in one or more issuances, the following securities:

•	preferred stock; and

•	debt securities.

The aggregate initial offering price that we will offer for sale pursuant to this prospectus or any prospectus supplement will not exceed $800,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 16, 2011.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Interstate Power and Light Company, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $800,000,000. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein and therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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INTERSTATE POWER AND LIGHT COMPANY

We are a public utility serving customers in Iowa and southern Minnesota. We are engaged principally in:

•	the generation and distribution of electricity in selective markets in Iowa and southern Minnesota;

•	the distribution and transportation of natural gas in selective markets in Iowa and southern Minnesota; and

•	the generation and distribution of steam for two customers in Cedar Rapids, Iowa, and various other energy-related products and services.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electricity and natural gas customers in the Midwest.

We are subject to the jurisdiction of the Iowa Utilities Board and the Minnesota Public Utilities Commission with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005. As a result, we are subject to some of the regulatory provisions of such Act.

Our principal executive offices are located at Alliant Energy Tower, Cedar Rapids, Iowa 52401, and our telephone number is (319) 786-4411.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

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RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

The following table shows our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements for the periods presented:

	Year Ended December 31,					Nine Months Ended September 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	4.30x	8.25x	4.05x	3.32x	3.23x	3.13x
Ratio of earnings to combined fixed charges and preferred dividend requirements	3.32x	5.96x	3.04x	2.69x	2.61x	2.62x

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

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DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock summarizes certain general terms and provisions that apply to our preferred stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our restated articles of incorporation, which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

General

Our total authorized capital stock as set forth in our restated articles of incorporation consists of 40,000,000 shares, of which 24,000,000 are designated common stock, par value $2.50 per share, and 16,000,000 shares are designated preferred stock, par value $.01 per share. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation.

Under our restated articles of incorporation, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our restated articles of incorporation with the Secretary of State of the State of Iowa. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

•	the voting power, if any, of the shares;

•	the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

•	the price and the terms and conditions on which the shares may be redeemed;

•	the right, if any, of holders of the shares to covert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

•	the rights of the holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the sinking fund provisions, if any, for the redemption or purchase of the shares.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

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•	a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

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DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 20, 2003, as it may be supplemented and amended from time to time. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See “Where You Can Find More Information.” The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement relating to the offered debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series.

Terms

We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the persons to whom we must pay interest on the interest payment dates;

•	the dates on which we must pay principal;

•	the rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the dates from which any interest will accrue, the dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the places where we must pay the debt securities;

•	the terms and conditions on which we may, or may be obligated to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than in denominations of $1,000 and integral multiples thereof, then the denominations in which we may issue the debt securities;

•	if other than the currency of the United States, then the currencies, including composite currencies, in which we will make payments on the debt securities;

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•	if we or a holder may elect to have the principal or interest on the debt securities be payable in a currency other than the debt securities’ stated currency, then the terms of this election;

•

if the principal of, or premium, if any, or interest on, the debt securities is payable in securities or other property, then the type and amount of the securities or other property, or the manner in which the amount will be determined;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in securities or other property, then the terms of this election;

•	if the principal, premium, if any, or interest payable is determined with reference to an index or other fact or event outside the indenture, then the manner in which the amounts will be determined;

•	if other than the principal amount of the securities, then the amount we will pay if the maturity of the debt securities is accelerated;

•	other than those specified in the indenture, any events of default and any covenants we make for the benefit of the holders of the debt securities;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for shares of stock or other securities of us or any other company;

•	if the debt securities are issued as bearer securities, then all terms and conditions to the bearer securities that are not specifically addressed in a supplemental indenture;

•	any limitations on the rights of the holders of debt securities in global form to transfer the debt securities; and

•	any other terms of the debt securities that are not inconsistent with the indenture.

Ranking

The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to all of our existing and future secured indebtedness.

Payments

Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Purchase and Cancellation

We may at any time purchase debt securities in the open market or otherwise at any price, subject to applicable U.S. securities laws. Any debt securities so purchased must be promptly surrendered to the trustee for cancellation.

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Material U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

Except as otherwise set forth under “—Satisfaction and Discharge” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, then those series may or may not have different covenants.

Limitations on Liens

The indenture provides that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•

liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of liens permitted by the above-listed item;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•

liens for taxes, assessments and other governmental charges or requirements not delinquent or which can thereafter be paid without penalty or which are currently being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•	liens in respect of judgments or awards with respect to which we (i) are in good faith prosecuting an appeal or other proceeding for review and with respect to which we have secured a stay of

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execution pending such appeal or other proceeding or (ii) have the right to prosecute an appeal or other proceeding for review;

•

easements, leases, reservations or other rights of others in, on and/or over, and laws, regulations and restrictions affecting, and defects and irregularities in record title to, our property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects and irregularities do not, in our reasonable judgment, in the aggregate materially impair our use of such property considered as a whole for the purposes for which it is held;

•

any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (i) we have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purpose for which we acquired the same, (ii) we have power under eminent domain, or similar statutes, to remove such defects or irregularities or (iii) such defects or irregularities may be otherwise remedied without undue effort or expense;

•

liens securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest, existing on the date of the indenture, or, as to property thereafter acquired, at the time of the acquisition thereof, upon real estate or rights in or relating to real estate acquired by us for rights of way for distribution and transmission lines and for pipes, substations, structures and appurtenances thereto;

•

leases existing on the date of the indenture affecting property owned by us on such date and renewals and extensions thereof and leases for a term of not more than ten years (including extensions or renewals at the option of the tenant) affecting property acquired by us after the date of the indenture;

•

any controls, restrictions, obligations, duties and/or other burdens imposed by any federal, state, municipal or other law, or by any rule, regulation or order of any governmental authority, upon any of our property or the operation or use thereof or upon us with respect to any of our property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in any governmental authority to impose any such controls, restrictions, obligations, duties and/or other burdens;

•	liens granted on air or water pollution control or sewage or solid waste disposal facilities in connection with the issuance of industrial development revenue bonds;

•

any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any of our property upon payment of cash or reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate our property and business;

•	any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made or which, in the opinion of counsel, are not material;

•

any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder;

•	liens resulting from good faith deposits made in connection with bids, tenders, contracts or leases to which we are a party and liens resulting from deposits made to secure public or statutory

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obligations or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•

rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	any landlord’s lien;

•	any lien of the trustee for payment for services, reasonable expenses, disbursements and advances, or for indemnification payments; and

•

liens not otherwise permitted if, at the time we incur the lien and after giving effect to the lien, the aggregate of all obligations secured by the lien does not exceed 10% of our tangible net worth, as defined in the indenture.

This restriction will not apply to or prevent the creation or existence of leases we enter into, or on existing property we acquire, in the ordinary course of our business.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge into any other corporation, or sell all or substantially all of our assets to any other person unless:

•

the continuing corporation or the purchasers of assets, as the case may be, will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and such entity will expressly assume the payment of the principal of, and premium, if any, or interest on, the debt securities outstanding and the performance and observance of all of our covenants under the indenture by executing a supplemental indenture satisfactory to the trustee; and

•

after giving effect to the transaction, no event of default and no event which, after notice or lapse of time, would become an event or default under the indenture, will have occurred or be continuing.

The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate.

Events of Default

Each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	failure to pay interest on the debt securities of the series within 60 days after a due date;

•	failure to pay principal of, or premium, if any, on the debt securities of the series within 10 days after a due date;

•

failure to perform or satisfy any of our other covenants or warranties in the indenture, which failure continues for 60 days after we receive notice of the failure from the trustee or the holders of at least 33% in principal amount of the debt securities of the series;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

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•	a specified event of default provided for in the terms of the series of the debt securities.

If an event of default occurs and continues, then either the trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series in default may declare the principal amount of the debt securities immediately due and payable.

The trustee can require that it be indemnified before it enforces the indenture or any outstanding debt securities. Subject to some limitations, holders of a majority in principal amount of the outstanding debt securities of a series can direct the trustee in its exercise of any trust or power. The trustee does not have to give holders notice of any continuing default, except a default in payment of principal or interest, if it in good faith determines that withholding notice is in the interests of the holders. We are required to give the trustee a certificate certifying as to our compliance with all conditions and covenants under the indenture at least once a year.

Modification of the Indenture

The holders of at least a majority in principal amount of outstanding debt securities of a series may waive any existing default and its consequences under the indenture. However, holders cannot waive (i) a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or (ii) a default in respect of a provision that cannot be modified or amended without the consent of each holder of the outstanding debt securities of the series.

With the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	change the stated maturity, reduce the principal amount of, or reduce or change the method of calculating the rate of interest on, the debt securities of a series;

•	change the coin or currency or the property in which we must pay principal of, or premium, if any, or interest on, the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•

reduce the percentage in principal amount of the outstanding debt securities of any series or any tranche thereof, the consent of the holders of which is required to enter into any supplemental indenture;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•	make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above.

We cannot enter into supplemental indentures to amend or modify the indenture in ways that affect other series of debt securities under the indenture without the consent of the holders of at least a majority in aggregate principal amount of all securities issued under the indenture that will be affected by the amendment, voting together as one class. Further, if any amendment or modification would have any of the effects described in the previous two paragraphs, and would affect more than one series of securities issued under the indenture, then we cannot make the amendment or modifications without the consent of all of the holders of the securities issued under the indenture that would be affected by them.

We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

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•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•

adding to our covenants under the indenture for the benefit of all holders of debt securities under the indenture or surrender any right or power we have under the indenture or to add any event of default;

•

adding to, changing or eliminating any of the provisions of the indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the holders of debt securities of any outstanding series or tranche on the date of such supplemental indenture in any material respect, such change, elimination or addition shall become effective (i) with respect to such series or tranche only or (ii) when no debt securities of such series or tranche remain outstanding;

•	to provide collateral security for all but not part of the debt securities;

•	establish the form or terms of debt securities of any series;

•	to change any place where (i) principal, premium and interest may be payable, (ii) debt securities may be surrendered for transfer or exchange and (iii) notices to us may be served;

•	evidencing the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee; or

•

making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect.

Satisfaction and Discharge

The indenture provides that we can at any time terminate almost all of our obligations with respect to any outstanding debt securities and the indenture. We cannot, however terminate some obligations, including our obligations to register the transfer or exchange of the debt securities, replace mutilated, destroyed, lost or stolen debt securities, to maintain agencies in respect of the debt securities and hold moneys for payment in trust.

If we desire to exercise our option to satisfy and discharge our obligations under the indenture, then we must deposit in trust with the trustee or any paying agent (other than us) money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest and premium, if any, on the debt securities to maturity. In addition, we must provide to the trustee and the paying agent:

•

an opinion of counsel stating that (a) we have received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (b) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of such outstanding debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such satisfaction and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred;

•	if such deposit shall have been made prior to the maturity of such debt securities, a company order stating that the money and U.S. government obligations deposited in accordance with indenture;

•

if U.S. government obligations have been deposited, an opinion of counsel that the obligations so deposited constitute U.S. government obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an

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independent public accountant of nationally recognized standing, selected by us, to the effect that such U.S. government obligations will be sufficient in accordance with the indenture; and

•

if such deposit shall have been made prior to the maturity of such debt securities, an officer’s certificate stating the intention that, upon delivery of such officer’s certificate, the indebtedness in respect of such debt securities or portions thereof will have been satisfied and discharged as contemplated by the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with

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securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

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PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the

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applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concession. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated and might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Any securities offered other than common stock will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on an exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 0-4117-1). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•	our Current Reports on Form 8-K dated February 8, 2011, March 15, 2011, May 10, 2011, July 26, 2011 and August 12, 2011, and on Form 8-K/A dated October 6, 2011.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Interstate Power and Light Company

Alliant Energy Tower

Cedar Rapids, Iowa 52401

Attention: F. J. Buri

Corporate Secretary

(319) 786-4411

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, and, with respect to certain matters of Iowa law, Samantha C. Norris, Attorney of Interstate Power and Light Company. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Interstate Power and Light Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

Wisconsin Power and Light Company

$800,000,000

Preferred Stock

Debt Securities

We may offer and sell from time to time, in one or more issuances, the following securities:

•	preferred stock; and

•	debt securities.

The aggregate initial offering price that we will offer for sale pursuant to this prospectus or any prospectus supplement will not exceed $800,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 16, 2011.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Wisconsin Power and Light Company, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $800,000,000. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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WISCONSIN POWER AND LIGHT COMPANY

We are a public utility serving customers in southern and central Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity in selective markets in southern and central Wisconsin;

•	the distribution and transportation of natural gas in selective markets in southern and central Wisconsin; and

•	the provision of various other energy-related products and services.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electricity and natural gas customers in the Midwest.

We are subject to the jurisdiction of the Public Service Commission of Wisconsin with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005. As a result, we are subject to some of the regulatory provisions of such Act.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458- 3311.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

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RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

The following table shows our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements for the periods presented:

	Year Ended December 31,					Nine Months Ended September 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	3.00x	2.96x	2.99x	2.28x	3.41x	3.18x
Ratio of earnings to combined fixed charges and preferred dividend requirements	2.82x	2.79x	2.83x	2.17x	3.24x	3.04x

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

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DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock summarizes certain general terms and provisions that apply to our preferred stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our restated articles of organization, which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

General

Our total authorized capital stock as set forth in our restated articles of organization is $240,000,000, divided into 3,750,000 shares of preferred stock, without par value, provided that the aggregate stated value of the shares of preferred stock may not exceed $150 million at any time, and 18,000,000 shares of common stock, par value $5 per share. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation.

Under our restated articles of organization, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine some rights and preferences of the shares of preferred stock of any series so established.

Issuance in Series

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our restated articles of organization with the Wisconsin Department of Financial Institutions.

All shares of our preferred stock of all series constitute one class of stock and are of equal rank and confer equal rights, subject to variations in the following respects which our board of directors is authorized to fix prior to the issue of each new series:

•	stated value;

•	dividend rate (which may be fixed or variable);

•	redemption terms (but the redemption price may not be less than the stated value); and

•	sinking fund provisions, if any.

All authorized and unissued shares of preferred stock may, within the limitations stated in our restated articles or organization, be issued in series bearing the permitted variable terms as fixed by the board of directors prior to the issuance of each series.

Dividend Rights

Holders of preferred stock are entitled, in respect of each share held, to cumulative dividends on the stated value of the preferred stock at the rate specified in the designation of such share, and no more, in preference to the common stock, payable quarterly in the case of a share of preferred stock with a fixed rate of dividend or payable as specified by the board of directors in the case of a share of preferred stock with a variable rate of dividend, when declared by our board of directors out of our surplus or net profits available for that purpose. We will not pay or set apart any dividend for any share of preferred stock unless we also pay or set apart for all shares of all series a uniform percentage of the annual dividend to which the shares are respectively entitled. Quarterly dividend periods in respect of the preferred stock with a fixed dividend rate end on the last day of February, May, August and November in each year, and dividends declared with respect to the shares of preferred stock are usually paid on the

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15th day of the next succeeding month. The prospectus supplement with respect to each series of preferred stock will set forth the date from which dividends on that series will be cumulative.

Limitation on Dividends on Common Stock

Our restated articles of organization provide that so long as any preferred stock is outstanding, we will not, in any 12-month period, declare or pay cash dividends on our common stock, or make any distribution on, or purchase or otherwise acquire for value, any of our common stock, amounting in the aggregate to:

•

more than 50% of our net income available for dividends on the common stock for the 12 months preceding the declaration of any such dividend or distribution, or any such purchase, if our common stock equity would be less than 20% of our total capitalization after the declaration, payment, distribution or purchase; or

•

more than 75% of our net income available for dividends on the common stock if our common stock equity would be 20% or more but less than 25% of our total capitalization after the declaration, payment, distribution or purchase.

If our common stock equity is more than 25% of total capitalization, then we may not declare or pay any common stock dividend that would reduce the capitalization ratio to less than 25%, except as permitted above.

Redemption Provisions

The preferred stock and any series of the preferred stock is redeemable in whole or in part at our option at any time or from time to time, subject to any restrictions on such right of redemption which may be specified for any series, on not less than 30 days’ notice at the stated value of each share to be redeemed plus any applicable redemption premium and unpaid accrued dividends. The prospectus supplement with respect to each series of preferred stock will specify the specific redemption terms for that series. We may repurchase shares of preferred stock to the extent permitted by law.

Voting Rights

Every record holder of outstanding shares of preferred stock, regardless of series, and every record holder of outstanding shares of common stock is entitled to vote as a single class in respect to the election of directors and upon all other matters, except as otherwise provided in the following paragraphs or under Wisconsin law. Alliant Energy Corporation, the sole holder of our common stock, has one vote for each share it holds. Every holder of preferred stock has, for each share of preferred stock held by him or her, that number of votes (including any fractional vote) determined by dividing the stated value of the share of preferred stock by 100. Shareowners have no cumulative voting rights in connection with the election of directors, which means that holders of shares entitled to exercise more than 50% of the voting power are entitled to elect all of the directors to be elected at any meeting of shareowners. Our restated articles of organization provide that our board of directors is to be divided into three classes, with staggered terms of three years each.

Notwithstanding the classification of our board of directors, if and when dividends on the preferred stock are in default in an amount equal to four full quarterly dividends on all shares of the preferred stock and until all dividends then in default on the preferred stock have been paid, the record holders of the preferred stock, as a class, will be entitled at each shareowners’ meeting at which directors are elected to elect the smallest number of directors necessary to constitute a majority of our full board of directors. The record holders of the common stock, as a class, will be entitled to elect the remaining directors. In the case of any vacancy in our board of directors occurring for a director elected by the holders of the preferred stock, as a class, because dividends were in default on the preferred stock, the holders of the shares of preferred stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place is vacant. Similarly, in the case of any vacancy in our board of directors occurring for a director elected by the holders of the common stock, as a class, because dividends were in default on the preferred stock, the holders of the shares of common stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place is vacant. If and when all dividends then in default on the preferred stock are paid, the voting power of the preferred stock and of the common stock will revert to the status existing before such default, subject to the revesting of this special voting right in the preferred stock in case of a further like default. Dividends in default will be deemed to have been paid whenever

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they are declared and paid, or declared and provision made for their payment, or whenever we have surplus and net profits legally available for the payment of the dividends that have accrued since the default giving rise to the special voting right.

So long as any preferred stock is outstanding, we will not, without the affirmative vote of the record holders having at least two-thirds of the total number of votes possessed by all holders of the stock as a class, unless provision is made for the redemption or other retirement of such stock:

•	amend our restated articles of organization to create or authorize any stock ranking prior in any respect to the preferred stock, or issue any such stock;

•

change the terms and provisions of the preferred stock so as to affect adversely the rights and preferences of the holders of the preferred stock, provided, however, that if any change would affect adversely the holders of one or more, but less than all, of the outstanding series, only the consent of the holders having at least two-thirds of the total number of votes possessed by all holders of each series so adversely affected is required; or

•

issue any shares of preferred stock or shares of any stock ranking on parity with the preferred stock, other than in exchange for or to redeem or retire shares of preferred stock or shares of any stock ranking on parity with the preferred stock having an aggregate amount of par value and/or stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, unless:

•	our gross income available for the payment of interest for a 12-month period within the 15 months next preceding such issue was at least 1 1/2 times the sum of:

•	the interest for one year on all funded indebtedness and our notes payable maturing more than 12 months after the issue of the shares, to be outstanding at the date of such issue, and

•	an amount equal to one year’s dividend on the preferred stock and all equal or prior ranking stock to be outstanding after the issuance of said shares; and

•

the capital represented by the common stock and our surplus accounts is not less than the aggregate amount payable upon the involuntary dissolution, liquidation or winding up of our company in respect of all the preferred stock and all equal or prior ranking stock outstanding after the issue of the shares proposed to be issued.

So long as any preferred stock is outstanding, we will not, without the affirmative vote of the record holders having at least a majority of the total number of votes possessed by all holders of such stock as a class, unless provision is made for the redemption or other retirement of such stock:

•

issue or assume any unsecured indebtedness (defined in our restated articles of organization to generally mean all unsecured notes, debentures or other unsecured securities that have a final maturity date of less than three years), other than for the refunding of outstanding secured or unsecured indebtedness or the retiring of preferred stock or any equal or prior ranking stock, if immediately after the issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by us and to be outstanding would exceed 20% of the sum of:

•	the total principal amount of all our secured debt securities then outstanding, and

•	our capital and surplus; or

•

merge or consolidate with any other corporation or sell all or substantially all our assets, unless the transaction (or the issue or assumption of securities in connection with the transaction) has been ordered, approved or permitted by any federal commission or regulatory authority then having jurisdiction.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of preferred stock would be entitled to be paid in full, out of our net assets, the stated value of their shares and, to the extent there may be profits properly applicable to the preferred stock (whether capitalized or not) or any unpaid dividends accrued on the preferred stock, in preference to the holders of common stock.

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Assessability

All shares of our preferred stock will, when issued, be fully paid and nonassessable.

Preemptive Rights

No shares of our preferred stock will have any preemptive or similar rights.

Ranking

The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

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DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and Wells Fargo Bank, National Association, as trustee, dated June 20, 1997, as it may be supplemented and amended from time to time, and the indenture’s associated documents, including the form of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See “Where You Can Find More Information.” The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement relating to the offered debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series.

Terms

We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series of debt securities;

•	the interest rate, if any, or the method of calculating the interest rate on the debt securities;

•	the date from which interest will accrue and the record dates for the payment of interest on the debt securities;

•	the dates when principal and interest are payable on the debt securities;

•	the manner of paying principal and interest on the debt securities;

•	the places where principal and interest are payable on the debt securities;

•	the registrar, transfer agent and paying agent for the debt securities;

•	the terms of any mandatory or optional redemption by us;

•	the terms of any redemption at the option of the holders of the debt securities;

•

whether the debt securities are to be issuable as registered securities, bearer securities or both, their denominations, and whether and upon what terms any registered securities may be exchanged for bearer securities and vice versa;

•	whether the debt securities are to be represented in whole or in part by a global security and the terms of any global security;

•	any tax indemnity provisions;

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•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

•	if amounts of principal or interest on the debt securities may be determined by reference to an index, formula or other method, the manner for determining the amounts;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the portion of principal payable upon acceleration of a discounted debt security;

•

whether the covenant referred to below under “Restrictive Covenants –Limitations on Liens” applies, and any events of default or restrictive covenants in addition to or in lieu of those set forth in the indenture;

•	whether and upon what terms debt securities may be defeased;

•	the forms of the debt securities or any coupon;

•	any terms that may be required or advisable under United States or other applicable laws; and

•	any other terms not inconsistent with the indenture.

Ranking

The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to any of our future secured indebtedness.

Payments

Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. If we fail to maintain a paying agent for a series, then the trustee will act as the paying agent. We will provide in the prospectus supplement the dates from which interest will accrue on a series of debt securities and the record dates for interest payable on any debt securities.

Unless we otherwise state in the prospectus supplement, and except in special circumstances set forth in the indenture, we will pay principal and interest on bearer debt securities only upon surrender of bearer debt securities and coupons at a paying agency we maintain for that purpose located outside of the United States. During any period for which it is necessary in order to conform to United States tax law or regulations, we will maintain a paying agent outside the United States to which the bearer debt securities and coupons may be presented for payment and we will provide the necessary funds to the paying agent upon reasonable notice.

Material U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

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Restrictive Covenants

Except as otherwise set forth under “— Defeasance” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, then those series may or may not have different covenants.

Limitations on Liens

So long as any series of debt securities as to which this covenant applies remain outstanding, the indenture provides that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•

liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of liens permitted by the above-listed item;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•

liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; liens for workers’ compensation awards and similar obligations not then delinquent; mechanics’, laborers’, materialmen’s and similar liens not then delinquent; and any of such liens, whether or not delinquent, whose validity is at the time being contested in good faith by us or any of our subsidiaries;

•

liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are not material in amount;

•

liens, securing obligations neither assumed by us or any of our subsidiaries nor on account of which we or any of our subsidiaries customarily pays interest directly or indirectly, existing on the date of the indenture or, as to property acquired thereafter, at the time of acquisition by us or any of our subsidiaries;

•

any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any of our or our subsidiaries’ property upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate our or our subsidiaries’ property and business;

•

the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time $1,000,000 in aggregate amount;

•

easements or reservations in respect of any of our or our subsidiaries’ property for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation

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and development of the property affected thereby in our or our subsidiaries’ business for the use intended;

•

any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the trustee under the indenture or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the trustee under the indenture or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;

•

any defects in title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which we or our subsidiaries have acquired any property or shall acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our or our subsidiaries’ properties, taken as a whole;

•

the pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•

rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	any landlord’s lien;

•

liens created or assumed by us or our subsidiaries in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, but such liens shall be limited to the property so financed (and the real estate on which such property is to be located);

•	liens of the trustee for payment for services and reasonable expenses, or for indemnification payments;

•

liens affixing to our property or the property of a subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or our subsidiaries, provided that in the opinion of our board of directors or our management (evidenced by a certified resolution of our board of directors or an officers’ certificate delivered to the trustee under the indenture) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•

liens or encumbrances not otherwise permitted if, at the time of incurrence and after giving effect thereto, the aggregate of all of our and our subsidiaries’ obligations secured thereby does not exceed 10% of our tangible net worth, as defined in the indenture.

This restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that unless the officers’ certificate or supplemental indenture establishing a series of debt securities otherwise provides, we will not consolidate with or merge into any other person, or sell all or substantially all of our assets to any other person unless:

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•

either we are the continuing corporation, or the person is an entity organized and existing under the laws of the United States or any state, and such entity will expressly assume the payment of the principal of and interest on the debt securities outstanding and the performance and observance of all of our covenants and conditions under the indenture by executing a supplemental indenture satisfactory to the trustee;

•	we or the person will not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any covenant or condition under the indenture; and

•	after giving effect to the transaction, no event which, after notice or lapse of time, would become a default under the indenture, will have occurred or be continuing.

The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate.

Events of Default

Unless the officers’ certificate or supplemental indenture establishing the series otherwise provides, each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	we default in any payment of interest on any debt securities of the series when the interest becomes due and payable, and the default continues for 60 days;

•	we default in the payment of principal of any debt securities of the series when the principal becomes due and payable at maturity or upon redemption, acceleration or otherwise;

•

we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of a series as required by the officers’ certificate or supplemental indenture establishing the series, and the default continues for 60 days;

•

we default in the performance of any of our other agreements applicable to the series, and the default continues for 90 days after we receive notice of the default from the trustee or the holders of at least 25% in principal amount of the debt securities of the series;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	a specified event of default provided for in the terms of the series of the debt securities.

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which such redemption is so conditioned does not occur before the redemption date.

If an event of default occurs and is continuing on a series, then the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice to us and the trustee, may declare the principal of and accrued interest on all of the debt securities of the series to be due and payable immediately.

Modification of the Indenture

The holders of at least a majority in principal amount of a series may waive any existing default on the series and its consequences under the indenture. However, holders cannot waive (i) a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or (ii) a default in respect of a provision that cannot be amended without the consent of each holder of the outstanding debt securities of the series.

With the consent of the holders of at least a majority in aggregate principal amount of debt securities of all series of the debt securities affected by the supplemental indenture, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

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•	extend the stated maturity of the principal of, or any installment or principal of or interest on, any debt security of the series;

•	reduce the principal amount of or the rate of interest on or premium (if any), payable upon the redemption of the debt securities of the series;

•	reduce our obligation to pay principal amounts, or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the maturity;

•	change the coin or currency in which we must pay principal of, or premium, if any, or interest on the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of which is required to enter into any supplemental indenture or amend the terms and conditions of that series;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•

make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above, except to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each debt security affected.

We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•	adding to the covenants made by us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred on us;

•

adding to or changing any of the provisions of the indenture in respect of the debt securities to permit or facilitate the issuance of debt securities in bearer form or to permit or facilitate the issuance of debt securities of any series in uncertificated form;

•

adding, changing or eliminating any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination shall either (i) not adversely affect the rights of the holders of a series of debt securities in any material respect or (ii) not apply to any series of debt securities created prior to the execution of such supplemental indenture where such addition, change or elimination has an adverse effect on the rights of the holders of such debt securities in any material respect;

•	securing the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee;

•

making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect;

•

making changes to the provisions of the indenture as is necessary to effect qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute, and to add to the indenture any other provisions as are expressly permitted by the Trust Indenture Act; or

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•	amending or supplementing the restrictions on and procedures for resale and other transfers of any series of debt securities to reflect any changes in laws or regulations.

Defeasance

Unless the officers’ certificate or supplemental indenture establishing the terms of the series otherwise provides, debt securities of a series may be defeased in accordance with their terms as set forth below. We may at any time terminate as to a series all of our obligations except for certain obligations, including obligations of ours and/or the trustee’s to execute and authenticate the debt securities, to take certain actions with respect to bearer securities, to require paying agents to hold certain moneys in trust, to maintain security holder lists, to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons, to compensate and indemnify the trustee, to take certain actions in connection with the replacement or removal of the trustee and to repay excess money or securities to our company. This is known as legal defeasance. In addition, we may at any time terminate as to a series our obligations with respect to the debt securities and coupons of the series under the covenant described under “Restrictive Covenants — Limitations on Liens” and any other restrictive covenants that may be applicable to a particular series. This is known as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, then a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, then a series may not be accelerated by reference to the covenant described under “Restrictive Covenants — Limitations on Liens” or any other restrictive covenants that may be applicable to a particular series.

If we desire to exercise our legal defeasance or covenant defeasance option as to a series of securities under the indenture, then we must deposit in trust with the trustee money or U.S. government obligations. We must also comply with some other provisions. In particular:

•	immediately after the deposit no default exists and such deposit does not constitute a default under any other agreement binding on us;

•	91 days passes after deposit is made and during such 91-day period no default relating to our bankruptcy, insolvency or reorganization occurs and is continuing at the end of such period;

•	we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for federal income tax purposes; and

•

we must obtain an opinion from a nationally recognized firm of independent accountants that the payments of principal and interest when due on the deposited U.S. government obligations without reinvestment plus any deposited money without investment will be sufficient to pay the principal and interest when due on all of the debt securities to maturity or redemption, as the case may be.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Wisconsin.

Global Securities

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or

16

principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

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PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the

18

applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concession. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated and might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Any securities offered other than common stock will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on an exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 0-337). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•	our Current Reports on Form 8-K dated February 8, 2011, May 17, 2011, July 26, 2011 and August 12, 2011, and on Form 8-K/A dated October 6, 2011.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Interstate Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Wisconsin Power and Light Company

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: F. J. Buri

Corporate Secretary

(608) 458-3311

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Jake C. Blavat, Senior Attorney of Wisconsin Power and Light Company. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Wisconsin Power and Light Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows. All expenses of the offerings will be paid by the registrants.

	Amount
Securities and Exchange Commission registration fee	$80,220	(1)
Printing expenses	40,000	(2)
Legal fees and expenses	200,000	(2)
Accounting fees and expenses	100,000	(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)	40,000	(2)

Total	$460,220

(1)	The Securities and Exchange Commission registration fees for the securities of Interstate Power and Light Company and Wisconsin Power and Light Company registered by this registration statement are $80,220 in the aggregate, which excludes amounts previously paid pursuant to Rule 415(a)(6) under the Securities Act. The Securities and Exchange Commission registration fees for the securities of Alliant Energy Corporation registered by this registration statement have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Amounts shown are estimates. As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees cannot be determined at this time.

Item 15.	Indemnification of Directors and Officers.

Alliant Energy Corporation (“Alliant Energy”)

Pursuant to the provisions of the Wisconsin Business Corporation Law (“WBCL”) and Article VIII of Alliant Energy’s Bylaws, directors and officers of Alliant Energy are entitled to mandatory indemnification from Alliant Energy against certain liabilities (which may include liabilities under the Securities Act) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to Alliant Energy and such breach or failure constituted: (a) a willful failure to deal fairly with Alliant Energy or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the WBCL, directors of Alliant Energy are not subject to personal liability to Alliant Energy, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The indemnification provided by the WBCL and Alliant Energy’s Bylaws is not exclusive of any other rights to which a director or officer of Alliant Energy may be entitled. Alliant Energy also carries directors’ and officers’ liability insurance.

Interstate Power and Light Company (“IPL”)

The Iowa Business Corporation Act (“IBCA”) grants each corporation organized thereunder, such as IPL, the power to indemnify its directors and officers against liabilities for certain of their acts. IPL’s Restated Articles of Incorporation provide that IPL shall indemnify its directors and officers to the fullest extent permitted by the IBCA and may, but is not required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of IPL, or is or was serving at the request of IPL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not IPL would have the power to indemnify such person against such liability under the provisions thereof. IPL’s Bylaws permit IPL to maintain such insurance and further provide that IPL shall indemnify directors and officers of IPL to the full extent permitted by the IBCA and advance any and all reasonable expenses incurred in any proceeding to which any such director or officer is a party because he or she is or was a director or officer.

Under the IBCA, directors of IPL are not subject to personal liability to IPL or its shareowners for acts or failures to act except under certain circumstances. In addition, the IBCA grants corporations organized thereunder, such as IPL, the authority to adopt a provision in their respective articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or to its shareowners for monetary damages for certain breaches of fiduciary duty as a director. IPL’s Restated Articles of Incorporation eliminate the personal liability of each director except for liability (i) for any breach of the director’s duty of loyalty to IPL or its shareowners, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 490.833 of the IBCA relating to liability for unlawful distribution.

The foregoing statements are subject to the detailed provisions of the IBCA and the Restated Articles of Incorporation and Bylaws of IPL and should be read in connection with these other documents for a more full understanding of their effect on IPL.

The indemnification provided by IPL is not exclusive of any other rights to which a director or officer of IPL may be entitled. IPL also carries directors’ and officers’ liability insurance. IPL’s directors’ and officers’ insurance policies are designed to reimburse IPL for any payments made by it pursuant to the foregoing indemnification provisions.

Wisconsin Power and Light Company (“WPL”)

Pursuant to the provisions of the WBCL and Article VIII of WPL’s Bylaws, directors and officers of WPL are entitled to mandatory indemnification from WPL against certain liabilities (which may include liabilities under the Securities Act) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to WPL and such breach or failure constituted: (a) a willful failure to deal fairly with WPL or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the WBCL, directors of WPL are not subject to personal liability to WPL, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The indemnification provided by the WBCL and WPL’s Bylaws is not exclusive of any other rights to which a director or officer of WPL may be entitled. WPL also carries directors’ and officers’ liability insurance.

Item 16.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in their respective prospectuses any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities of a particular registrant are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or the securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the particular registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the respective registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of the applicable registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on December 16, 2011.

ALLIANT ENERGY CORPORATION

By:	/s/ William D. Harvey
Name: William D. Harvey Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on December 16, 2011.

Signature	Title

/s/ William D. Harvey William D. Harvey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas L. Hanson Thomas L. Hanson	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert J. Durian Robert J. Durian	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Patrick E. Allen	Director

* Michael L. Bennett	Director

* Darryl B. Hazel	Director

* Singleton B. McAllister	Director

* Ann K. Newhall	Director

* Dean C. Oestreich	Director

* David A. Perdue	Director

* Judith D. Pyle	Director

* Carol P. Sanders	Director

*By:	/s/ William D. Harvey
William D. Harvey Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on December 16, 2011.

INTERSTATE POWER AND LIGHT COMPANY

By:	/s/ William D. Harvey
Name: William D. Harvey Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 16, 2011.

Signature	Title

/s/ William D. Harvey William D. Harvey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas L. Hanson Thomas L. Hanson	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert J. Durian Robert J. Durian	Controller and Chief Accounting Officer (Principal Accounting Officer)

*	Director
Patrick E. Allen

*	Director
Michael L. Bennett

*	Director
Darryl B. Hazel

*	Director
Singleton B. McAllister

*	Director
Ann K. Newhall

*	Director
Dean C. Oestreich

*	Director
David A. Perdue

*	Director
Judith D. Pyle

*	Director
Carol P. Sanders

*By:	/s/ William D. Harvey
William D. Harvey Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on December 16, 2011.

WISCONSIN POWER AND LIGHT COMPANY

By:	/s/ William D. Harvey
Name: William D. Harvey Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 16, 2011.

Signature	Title

/s/ William D. Harvey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
William D. Harvey

/s/ Thomas L. Hanson	Vice President and Chief Financial Officer (Principal Financial Officer)
Thomas L. Hanson

/s/ Robert J. Durian	Controller and Chief Accounting Officer (Principal Accounting Officer)
Robert J. Durian

*	Director
Patrick E. Allen

*	Director
Michael L. Bennett

*	Director
Darryl B. Hazel

*	Director
Singleton B. McAllister

*	Director
Ann K. Newhall

*	Director
Dean C. Oestreich

*	Director
David A. Perdue

*	Director
Judith D. Pyle

*	Director
Carol P. Sanders

*	/s/ William D. Harvey
William D. Harvey Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Registrant	Document Description

1.1	Alliant Energy	Form of Underwriting Agreement.*

1.2	IPL	Form of Underwriting Agreement.*

1.3	WPL	Form of Underwriting Agreement.*

4.1	Alliant Energy	Restated Articles of Incorporation of Alliant Energy Corporation (“Alliant Energy”), as amended (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form S-8, dated July 26, 2004 (Reg. No. 333-117654)).

4.2	Alliant Energy	Restated Bylaws of Alliant Energy, effective December 6, 2006 (incorporated by reference to Exhibit 3.1 to Alliant Energy’s Current Report on Form 8-K, dated December 6, 2006 (File No. 1-9894)).

4.3	Alliant Energy	Amended and Restated Rights Agreement, dated as of December 11, 2008, between Alliant Energy and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form 8-A/A, dated December 11, 2008 (File No. 1-9894)).

4.4	IPL	Restated Articles of Incorporation of Interstate Power and Light Company (“IPL”) (incorporated by reference to Exhibit 3.5 to IPL’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 0-4117-1)).

4.5	IPL	Restated Bylaws of IPL, effective as of December 6, 2006 (incorporated by reference to Exhibit 3.3 to IPL’s Current Report on Form 8-K, dated December 6, 2006 (File No. 0-4117-1)).

4.6	WPL	Restated Articles of Organization of Wisconsin Power and Light Company (“WPL”), as amended (incorporated by reference to Exhibit 3.1 to WPL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (File No. 0-337)).

4.7	WPL	Restated Bylaws of WPL, effective as of December 6, 2006 (incorporated by reference to Exhibit 3.2 to WPL’s Current Report on Form 8-K, dated December 6, 2006 (File No. 0-337)).

4.8	Alliant Energy	Senior Note Indenture, dated as of September 30, 2009, between Alliant Energy and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.28 to Alliant Energy’s Registration Statement on Form S-3 (Reg. No. 333-162214)).

4.9	Alliant Energy	Officer’s Certificate, dated as of September 30, 2009, creating Alliant Energy’s 4.00% Senior Notes due October 15, 2014 (incorporated by reference to Exhibit 4.2 to Alliant Energy’s Current Report on Form 8-K, dated September 30, 2009 (File No. 1-9894)).

4.10	IPL	Indenture (For Senior Unsecured Debt Securities), dated as of August 20, 2003, between IPL and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Co., N.A.), as Trustee (incorporated by reference to Exhibit 4.11 to IPL’s Registration Statement on Form S-3 (Reg. No. 333-108199)).

4.11	IPL	Officer’s Certificate, dated as of September 10, 2003, creating IPL’s 5.875% Senior Debentures due September 15, 2018 (incorporated by

Exhibit Number	Registrant	Document Description
reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated September 10, 2003 (File No. 0-4117-1)).

4.12	IPL	Officer’s Certificate, dated as of October 14, 2003, creating IPL’s 6.45% Senior Debentures due October 15, 2033 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated October 14, 2003 (File No. 0-4117-1)).

4.13	IPL	Officer’s Certificate, dated as of May 3, 2004, creating IPL’s 6.30% Senior Debentures due May 1, 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated May 3, 2004 (File No. 0-4117-1)).

4.14	IPL	Officer’s Certificate, dated as of August 2, 2004, reopening IPL’s 6.30% Senior Debentures due May 1, 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated August 2, 2004 (File No. 0-4117-1)).

4.15	IPL	Officer’s Certificate, dated as of July 18, 2005, creating IPL’s 5.50% Senior Debentures due July 15, 2025 (incorporated by reference to Exhibit 4 to IPL’s Current Report on Form 8-K, dated July 18, 2005 (File No. 0-4117-1)).

4.16	IPL	Officer’s Certificate, dated as of October 1, 2008, creating IPL’s 7.25% Senior Debentures due October 1, 2018 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated October 1, 2008 (File No. 0-4117-1)).

4.17	IPL	Officer’s Certificate, dated as of July 7, 2009, creating IPL’s 6.25% Senior Debentures due July 15, 2039 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated July 7, 2009 (File No. 0-4117-1)).

4.18	IPL	Officer’s Certificate, dated as of June 10, 2010, creating IPL’s 3.30% Senior Debentures due June 15, 2015 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated June 10, 2010 (File No. 0-4117-1)).

4.19	IPL	Officer’s Certificate, dated as of August 23, 2010, creating IPL’s 3.65% Senior Debentures due September 1, 2020 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated August 23, 2010 (File No. 0-4117-1)).

4.20	WPL	Indenture, dated as of June 20, 1997, between WPL and Wells Fargo Bank, National Association, Successor, as Trustee (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WPL’s Registration Statement on Form S-3 (Reg. No. 033-60917)).

4.21	WPL	Officers’ Certificate, dated as of July 28, 2004, creating WPL’s 6.25% Debentures due July 31, 2034 (incorporated by reference to Exhibit 4.1 to WPL’s Current Report on Form 8-K, dated July 30, 2004 (File No. 0-337)).

4.22	WPL	Officers’ Certificate, dated as of August 8, 2007, creating WPL’s 6.375% Debentures due August 15, 2037 (incorporated by reference to Exhibit 4.1 to WPL’s Current Report on Form 8-K, dated August 8, 2007 (File No. 0-337)).

4.23	WPL	Officers’ Certificate, dated as of October 1, 2008, creating WPL’s

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Exhibit Number	Registrant	Document Description
7.60% Debentures due October 1, 2038 (incorporated by reference to Exhibit 4.2 to WPL’s Current Report on Form 8-K, dated October 1, 2008 (File No. 0-337)).

4.24	WPL	Officers’ Certificate, dated as of July 7, 2009, creating WPL’s 5.00% Debentures due July 15, 2019 (incorporated by reference to Exhibit 4.2 to WPL’s Current Report on Form 8-K, dated July 7, 2009 (File No. 0-337)).

4.25	WPL	Officers’ Certificate, dated as of June 10, 2010, creating WPL’s 4.60% Debentures due June 15, 2020 (incorporated by reference to Exhibit 4.2 to WPL’s Current Report on Form 8-K, dated June 10, 2010 (File No. 0-337)).

4.26	Alliant Energy	Form of Debt Securities.*

4.27	Alliant Energy	Form of Warrant.*

4.28	Alliant Energy	Form of Warrant Agreement.*

4.29	Alliant Energy	Form of Stock Purchase Contract.*

4.30	IPL	Form of Officer’s Certificate relating to Debt Securities.*

4.31	WPL	Form of Officers’ Certificate relating to Debt Securities.*

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, Alliant Energy, IPL, and WPL each separately agree to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of each registrant and its subsidiaries on a consolidated basis.

5.1	Alliant Energy	Opinion of Cravath, Swaine & Moore LLP.

5.2	Alliant Energy	Opinion of Jake C. Blavat, Senior Attorney of Alliant Energy.

5.3	IPL	Opinion of Cravath, Swaine & Moore LLP.

5.4	IPL	Opinion of Samantha C. Norris, Attorney of IPL.

5.5	WPL	Opinion of Jake C. Blavat, Senior Attorney of WPL.

12.1	Alliant Energy	Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to Alliant Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 1-9894)).

12.2	IPL	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements (incorporated by reference to Exhibit 12.2 to IPL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 0-4117-1)).

12.3	WPL	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements (incorporated by reference to Exhibit 12.3 to WPL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 0-337)).

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Exhibit Number	Registrant	Document Description

23.1	Alliant Energy	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.2	Alliant Energy	Consent of Jake C. Blavat, Senior Attorney of Alliant Energy (included in Exhibit 5.2).

23.3	IPL	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.3).

23.4	IPL	Consent of Samantha C. Norris, Attorney of IPL (included in Exhibit 5.4).

23.5	WPL	Consent of Jake C. Blavat, Senior Attorney of WPL (included in Exhibit 5.5).

23.6	Alliant Energy	Consent of Deloitte & Touche LLP.

23.7	IPL	Consent of Deloitte & Touche LLP.

23.8	WPL	Consent of Deloitte & Touche LLP.

24.1	Alliant Energy	Powers of Attorney.

24.2	IPL	Powers of Attorney.

24.3	WPL	Powers of Attorney.

25.1	Alliant Energy	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, relating to Indenture of Alliant Energy.

25.2	IPL	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., relating to Indenture of IPL.

25.3	WPL	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, relating to Indenture of WPL.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the applicable registrant in connection with a specific offering, and incorporated herein by reference.

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